                                                                 EXHIBIT 3(II).2

                                    Bylaws

                                      Of

                            GreenPoint Credit Corp.


                                    OFFICES
                                    -------


     1.   Corporate Offices.  The corporation may have such corporate offices,
          -----------------
anywhere within and without the State of Delaware as the Board of Directors from time to time may appoint, or the business of the corporation may require. The "principal place of business," "principal business" or "executive office or offices" of the corporation may be fixed and so designated from time to time by the Board of Directors.

     2.   (a)  Records.  The corporation shall keep at its principal place of
               -------
business, original or duplicate books in which shall be recorded the number of its shares subscribed, the names of the owners of its shares, the numbers owned of record by them respectively, the amount of shares paid, and by whom, the transfer of said shares with the date of transfer, and from time to time such other or additional records, statements, lists, and information as may be required by law, including the shareholders' lists mentioned in Paragraph 10 of these Bylaws.

          (b)  Inspection of Records.  A shareholder, if he be entitled and
               ---------------------
demands to inspect the records of the corporation pursuant to any statutory or other legal right, shall be privileged to inspect such records only during the usual and customary hours of business and in such manner as will not unduly interfere with the regular conduct of the business of the corporation. No shareholder shall use or permit to be used or acquiesce in the use by others of any information so obtained to any competitor or prospective competitor of the corporation. The corporation as a condition precedent to any shareholder's inspection of the records of the corporation may require the shareholder to indemnify the corporation against any loss or damage which may be suffered by it arising out of or resulting from any unauthorized disclosure made or permitted to be made by such shareholder of information obtained in the course of such inspection.


                                     SEAL
                                     ----

     3.   Corporate Seal.  The corporate seal shall have inscribed thereon the
          --------------
name of the corporation and the words: "Corporate Seal", Delaware and the year of incorporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                             SHAREHOLDERS' MEETING
                             ---------------------

     4.   Place of Meeting.  All meetings of the shareholders shall be held at
          ----------------
the principal place of business of the corporation, except such meetings as the Board of Directors, to the extent permissible by law, expressly determines shall be held elsewhere, in which case such meetings may be held, upon notice thereof as hereinafter provided, at such other place or places, as the Board of Directors shall have determined, and as shall be stated in such notice.

     5.   (a)  Annual Meetings.  An annual meeting of shareholders shall be held
               ---------------
each year on such day and date and at such time as may be expressly determined by the Board of Directors at which meeting the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

          (b)  Special Meetings.  Special meetings of the shareholders may be
               ----------------
held for any purpose or purposes. They may be called by the President or by the Board of Directors, or by the holders of not less than a majority of all outstanding shares entitled to vote at any such meeting. A request for a special meeting of shareholders shall state the purpose or the purposes of the proposed meeting.

          (c)  Written Consent.  Unless otherwise provided in the Certificate of
               ---------------
Incorporation, any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

     6.   (a)  Notice.  Written or printed notice of each meeting of the
               ------
shareholders, whether annual or special, stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose or purposes thereof, shall be delivered or given to each shareholder entitled to vote thereat, not less than ten (10) days nor more than sixty (60) days prior to the meeting, unless, as to a particular matter, other or further notice is required by law, in which case such other or further notice shall be given.

          Any notice of a shareholders' meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid addressed to the shareholder at his address as it appears on the records of the corporation.

          The "call" and "notice" of any such meeting shall be deemed to be synonymous.

          (b)  Presiding Officials.  Every meeting of the corporation for
               -------------------
whatever object, shall be convened by the Chairman of the Board or President, or by the officer or person who called the meeting by notice as above provided, but it shall be presided over by the officers specified in Paragraphs 28 and 29 of these Bylaws; provided, however, that the shareholders at any meeting, by a majority vote in amount of shares represented thereat, and notwithstanding anything to the contrary elsewhere in these Bylaws, may select any persons of their choosing to act as Chairman and Secretary of such meeting or any session thereof.

          (c)  Waiver of Notice.  Whenever any notice is required to be given
               ----------------
under the provisions of these Bylaws, or the Certificate of Incorporation or of any law, a waiver thereof in writing signed by the person or persons entitled to such notice whether before or after the time stated therein, shall be deemed the equivalent to the giving of such notice.

     7.   (a)  Business which may be Transacted at Annual Meetings.  At each
               ----------------------------------------------------
annual meeting of the shareholders, the shareholders shall elect, by ballot, a Board of Directors to hold office until the next succeeding annual meeting and they may transact such other business as may be desired, whether or not the same was specified in the notice of the meeting, unless the consideration of such other business without its having been specified in the notice of the meeting as one of the purposes thereof, is prohibited by law.

          (b)  Business which may be Transacted at Special Meetings.  Business
               ----------------------------------------------------
transacted at all special meetings shall be confined to the purposes stated in the notice of such meetings.

     8.   Quorum.  Except as otherwise may be provided by law or by the
          ------
Certificate of Incorporation, the holders of a majority of the voting shares issued and outstanding and entitled to vote thereat, present in person or by proxy, shall be requisite for and shall constitute a quorum, at all meetings of the shareholders for the transaction of business. Every decision of a majority in amount of shares of such quorum shall be valid as a corporate act, except in those specific instances in which a larger vote is required by law or by the Certificate of Incorporation. If, however, such quorum should not be present at any meeting, the shareholders present and entitled to vote shall have power successively to adjourn the meeting, without notice other than announcement at such adjournment. At such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally notified.

     9.   (a)  Proxies.  At any meeting of the shareholders, every shareholder
               -------
having the right to vote shall be entitled to vote in person, or by proxy executed in writing by such shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy.

          If the Board of Directors shall not have closed the transfer books of the corporation or set a record date for the determination of its shareholders entitled to vote, as provided in Paragraph 35 of these Bylaws, no person shall be admitted to vote directly or by proxy except those in whose names the shares of the corporation shall have stood on the transfer books on the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (b)  Registered Shareholders; Exceptions; Stock Ownership Presumed.
               -------------------------------------------------------------
The corporation shall be entitled to treat the holder of any share or shares of stock of the corporation, as recorded on the stock record or transfer books of the corporation as the holder of record and as the holder and owner in fact thereof and, accordingly, shall not be required to recognize any equitable or other claim to or interest in such share(s) on the part of any other person, firm, partnership, corporation or association, whether or not the corporation shall have express or other notice thereof, save as is otherwise expressly required by law, and the term "shareholder" as used in these Bylaws means one who is a holder of record of shares of the corporation; provided, however, that if permitted by law

          (i) shares standing in the name of another corporation domestic or foreign may be voted by such officer, agent or proxy as the Bylaws of such corporation prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine;

          (ii) shares standing in the name of a deceased person may be voted by his administrator or executor either in person or by proxy; and shares standing in the name of a guardian, curator, or trustee shall be entitled, as such fiduciary, to vote shares held by him without a transfer of such shares into his name;

         (iii) shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed; and

          (iv) a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred of record into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     10.  Shareholders' Lists.  A complete list of the shareholders entitled to
          -------------------
vote at each meeting of the shareholders arranged in alphabetical order, with the address of, and the number of voting shares held by each, shall be prepared by the officer of the corporation having charge of the stock transfer books of the corporation, and shall for a period of ten (10) days prior to the meeting be kept on file either at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held, and shall at any time during the usual hours for business be subject to inspection by any shareholder. A similar or duplicate list shall also be produced and kept open for the inspection by any shareholder during the whole time of the meeting. The original share ledger or transfer book or a duplicate thereof kept at the principal place of business of the corporation shall be prima facie evidence of who are shareholders entitled to examine such list, ledger or transfer book or to vote at any meeting as shareholders. Failure to comply with the foregoing shall not affect the validity of any action taken at any such meeting.

                                   DIRECTORS
                                   ---------

     11.  Directors--Number.  There shall be at least one (1) director of this
          -----------------
Corporation. The number of directors to actually serve from time to time shall be determined by the Board of Directors.

     12.  (a)  Powers of the Board.  The property, affairs and business of the
               -------------------
corporation shall be managed by and under the direction of the directors, acting as a board. The board shall have and is vested with all and unlimited powers and authorities, except as may be expressly limited by law, the Certificate of Incorporation or these Bylaws, to do or cause to be done any and all lawful things for and in behalf of the corporation, to exercise or cause to be exercised any or all of its powers, privileges and franchises, and to seek the effectuation of its objects and purposes.

          (b) Contracts.  No contract or other transaction between this
              ---------
corporation and any other corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, provided that such facts are disclosed or made known to the board.

          (c) Certain Related Party Transactions.  Any director, personally and
              ----------------------------------
individually, may be a party to or may be interested in any contract or transaction of this corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the board, and provided that the board shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Paragraph shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

     13.  Meetings of Directors.  All meetings of the directors shall be held at
          ---------------------
the principal business office of the corporation unless for any particular meeting the directors agree and consent to the holding of the meeting elsewhere, in which event the meeting may be held at such place agreed upon, either within or without the State of Delaware.

          Members of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participants by such means shall constitute presence in person at a meeting.

          Unless otherwise restricted by the Certificate of Incorporation or these ByLaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     14.  Meetings of the Newly Elected Board--Notice.  The members of each
          -------------------------------------------
newly elected board shall meet at the place of the shareholders meeting immediately following such meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting; provided, however, that a quorum shall be present; or the members of such board may meet at such time and place as shall be consented to in writing by all of the newly elected directors. Each director, upon his election, shall qualify by accepting the office of director, and his attendance at, or his written approval of the minutes of the first meeting of the newly elected directors, shall constitute his acceptance of such office; or he may execute such acceptance by a separate writing, which shall be placed in the minute book.

     15.  Regular Meetings--Notice.  Regular meetings of the board may be held
          ------------------------
without notice at such time or times and place either within or without the State of Delaware as shall from time to time be fixed by resolution of the whole board. Any business may be transacted at a regular meeting.

     16.  Special Meetings--Notice.  Special meetings of the board may be called
          ------------------------
by the President, or the most senior Vice President, in title, or, if there be more than one Vice President each having an equally senior title, by the Vice President of equally senior title who is most senior in length of service, by giving two (2) days' notice of such meeting to each director, either personally or by mail, or by telegram or facsimile, stating the time, place and purposes of any such meeting. Special meetings shall be called by any one of such officers in like manner and on like notice when requested in writing to do so by any one or more directors.

          "Notice" and "call" with respect to such meetings shall be deemed to be synonymous.

     17.  Quorum.  At all meetings of the board, a majority of the directors
          ------
then in office shall, unless a greater number for any particular matter is required by the Certificate of Incorporation or these Bylaws, constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation, or by these Bylaws, shall be the act of the Board of Directors.

          Less than a quorum may adjourn a meeting successively until a quorum is present, and no notice of adjournment shall be required.

     18.  Waiver by Writing.  Any notice provided or required to be given to the
          -----------------
directors may be waived in writing by any of them, whether before, at or after the time stated therein.

     19.  Waiver by Attendance.  Attendance of a director at any meeting shall
          --------------------
constitute a waiver of notice of such meeting, except where he attends for the express purpose and so states at the opening of the meeting, of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     20.  Vacancies.  If the office of any director becomes vacant by reason of
          ---------
death or resignation, a majority of the survivors or remaining directors, though less than a quorum, may fill the vacancy until a successor shall have been duly elected at a shareholders' meeting.

     21.  Committees.  The Board of Directors may designate one or more
          ----------
committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

     Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the shareholders, any action or matter expressly required by the General Corporation Law of Delaware to be submitted to shareholders for approval or (ii) adopting, altering, amending or repealing any Bylaw of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

     22.  Compensation of Directors and Committee Members.  Directors and
          -----------------------------------------------
members of all committees may receive such salary for their services as such, and/or fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the board or committee as may be set by resolution of the Board of Directors from time to time; provided that nothing herein contained shall be construed to preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

     23.  Removal of Directors.  The shareholders shall have the power by a
          --------------------
majority vote of the holders of shares at an annual meeting or at a special meeting expressly called for that purpose, to remove any director or all directors from office with or without cause.

                                   OFFICERS
                                   --------

     24.  (a)  Elected Officers.  The following officers of the corporation
               ----------------
shall be elected by the Board of Directors, and shall be deemed elected officers: A President, a Vice President, a Secretary, and a Treasurer; and, if the Board of Directors desires, a Chairman of the Board and additional Vice Presidents, as well as one or more Assistant Secretaries and Assistant Treasurers.

          Any two (2) or more such offices, other than President and Secretary, may be held by the same person.

          An elected officer shall be deemed qualified when he enters upon the duties of the office to which he has been elected and furnishes any bond required by the board; but the board may also require of such person his written acceptance and promise faithfully to discharge the duties of such office.

          (b)  Election of Officers.  The Board of Directors annually, at its
               --------------------
first meeting after each annual meeting of the shareholders, shall elect a President, Vice President, Secretary and Treasurer. The board then, or from time to time, may elect a Chairman of the Board and such additional Vice Presidents and also such Assistant Secretaries and Assistant Treasurers as it may deem advisable or necessary.

          (c)  Term of Office.  Each elected officer of the corporation shall
               --------------
hold his office for the term for which he was elected, or until he resigns or is removed by the board, whichever first occurs.

          (d)  Appointment of Officers and Agents--Terms of Office.  The board
               ---------------------------------------------------
from time to time may also appoint such other officers and agents for the corporation as it shall deem necessary or advisable. The board may, unless prohibited by law, delegate the power to appoint other officers and agents to the President, or his designee, or a committee. All appointed officers and agents shall hold their respective positions at the pleasure of the board, or at the pleasure of the President, or his designee, or a committee, if such are empowered by the board to remove officers and agents. All appointed officers and agents shall exercise such powers and perform such duties as shall be determined from time to time by the board, or a committee, or by an elected officer empowered by the board to make such determination.

     25.  Removal.  Any officer or agent elected or appointed by the Board of
          -------
Directors, and any employee, may be removed or discharged by the board with or without cause.

     26.  Salaries and Compensation.  Salaries and compensation of all elected
          -------------------------
officers of the corporation shall be fixed, increased or decreased by the Board of Directors, but this power, except the salary or compensation of the President, may, unless prohibited by law, be delegated by the board to the President, or his designee, or a committee. Salaries and compensation of all other appointed officers and agents, and employees of the corporation may be fixed, increased or decreased by the Board of Directors, but until action is taken with respect thereto by the Board of Directors, the same may be fixed, increased or decreased by the President, or his designee, or by such other officer or officers as may be empowered by the Board of Directors to do so.

     27.  Delegation of Authority to Hire, Discharge, etc.  The board from time
          ------------------------------------------------
to time may delegate to the President, or other officer of the corporation, authority to hire, discharge and fix and modify the duties, salary or other compensation of employees of the corporation under their jurisdiction, and the board may delegate to such officer similar authority with respect to obtaining and retaining for the corporation the services of attorneys, accountants and other experts.

     28.  The President.  The President shall be the chief executive officer of
          -------------
the corporation. Except as otherwise provided for in Paragraph 6 of these Bylaws, the President, shall preside at all meetings of the shareholders and directors. He shall have general and active management of the business of the corporation and shall carry into effect all directions and resolutions of the board.

     The President may execute all bonds, notes, debentures, mortgages, and other contracts requiring a seal, under the seal of the corporation and may cause the seal to be affixed thereto, and all other instruments for and in the name of the corporation.

     The President, when authorized so to do by the board, may execute powers of attorney from, for and in the name of the corporation to such proper person or persons as he may deem fit, in order that thereby the business of the corporation may be furthered or action taken as may be deemed by him necessary or advisable in furtherance of the interests of the corporation.

     The President, except as may be otherwise directed by the board, shall attend meetings of shareholders of other corporations to represent this corporation thereat and to vote to take action with respect to the shares of any such corporation owned by this corporation in such manner as he shall deem to be for the interest of the corporation or as may be directed by the board.

     The President, shall, unless the board otherwise provides, be ex officio a member of all standing committees. The President shall have such general (and concurrent) executive powers and duties of supervision and management as are usually vested in the office of the chief executive of a corporation.

     The President shall have such other or further duties and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

     29.  Vice President.  The most senior Vice President, in title, or, if
          --------------
there be more than one Vice President each having an equally senior title, the Vice President of equally senior title who is most senior in length of service, shall, in the absence, disability or inability to act of the President, perform the duties and exercise the powers of the President. Each Vice President shall perform such other duties as the Board of Directors and/or the President shall from time to time prescribe.

     30.  The Secretary and Assistant Secretary.  The Secretary shall attend all
          -------------------------------------
meetings of the board and, except as otherwise provided for in Paragraph 6 of these Bylaws, all meetings of the shareholders, and shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the corporation to be kept for that purpose. He shall perform like duties for any committees when requested by the board or any such committee to do so.

     The Secretary shall have the principal responsibility to give, or cause to be given, notice of all meetings of the shareholders and of the Board of Directors, but this shall not lessen the authority of others to give such notice as is authorized elsewhere in these Bylaws.

     He shall see that all books, records, lists and information, or duplicates required to be maintained at the registered or other office of the corporation are so maintained.

     He shall keep in safe custody the seal of the corporation, and when duly authorized to do so shall affix the same to any instrument requiring it, and when so affixed, he shall attest the same by his signature.

     He shall perform such other duties and have such other authority as may be prescribed elsewhere in these Bylaws, or from time to time by the Board of Directors or the President, under whose direct supervision he shall be.

     He shall have the general duties, powers and responsibilities of a Secretary of a corporation.

     The Assistant Secretaries, in the order of their seniority in service, in the absence, disability or inability to act of the Secretary, shall perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the board may from time to time prescribe.

     31.  The Treasurer and Assistant Treasurer.  The Treasurer, if one is
          -------------------------------------
elected and if one is not elected than the President, shall have the responsibility for the safekeeping of the funds and securities of the corporation, and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation. He shall keep, or cause to be kept, all other books of accounts and accounting records of the corporation, and shall deposit or cause to be deposited all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

     He shall disburse, or permit to be disbursed, the funds of the corporation as may be ordered, or authorized generally, by the board and shall render to the President of the corporation and the directors whenever they may require it, an account of all his transactions as Treasurer and of those under his jurisdiction, and of the financial condition of the corporation.

     He shall render a full financial report at the annual meeting of shareholders if so requested.

     He shall perform such other duties and shall have such other responsibilities and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

     He shall have the general duties, powers and responsibilities of a Treasurer of a corporation, and shall be the Chief Financial and Accounting Officer of the corporation.

     If required by the board, he shall give the corporation a bond in a sum and with one or more sureties satisfactory to the board, for the faithful performance of the duties of his office, and for the restoration to the corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control which belong to the corporation.

     The Assistant Treasurers, in the order of their seniority in service shall, in the absence, disability or inability to act of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors shall from time to time prescribe.

     32.  Duties of Officers may be Delegated.  If any officer of the
          -----------------------------------
corporation be absent or unable to act, or for any other reason that the board may deem sufficient, the board may delegate for the time being, some or all of the functions, duties, powers, and responsibilities of any officer to any other officer, or to any other agent or employee of the corporation or other responsible person, provided a majority of the whole board concurs therein.

                                SHARES OF STOCK
                                ---------------

     33.  Certificates for Shares of Stock.  The shares of stock of the
          --------------------------------
corporation shall be represented by a certificate or may be uncertificated. The certificates for shares of stock of the corporation shall be numbered, shall be in such form as may be prescribed by the Board of Directors in conformity with law, and shall be entered in the stock books of the corporation as they are issued, and such entries shall show the name and address of the person, firm, partnership, corporation or association to whom each certificate is issued.
Each certificate shall have printed, typed or written thereon the name of the person, firm, partnership, corporation or association to whom it is issued, and number of shares represented thereby and shall be signed by the President or a Vice President, and the Secretary or an Assistant Secretary of the corporation and sealed with the seal of the corporation, which seal may be facsimile, engraved or printed. If the corporation has a registrar, a transfer agent, or a transfer clerk who actually signs such certificates, the signature of any of the other officers above mentioned may be facsimile, engraved or printed. In case any such officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer were an officer at the date of its issue.

     34.  Transfers of Shares; Transfer Agent; Registrar.  Transfers of shares
          ----------------------------------------------
of stock shall be made on the stock record or transfer books of the corporation only by the person named in the stock certificate, or by his attorney lawfully constituted in writing, and upon surrender of the certificate therefor. The stock record book and other transfer records shall be in the possession of the Secretary or of a transfer agent or clerk for the corporation. The corporation, by resolution of the board, may from time to time appoint a transfer agent, and, if desired, a registrar, under such arrangements and upon such terms and conditions as the board deems advisable; but until and unless the board appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the Secretary of the corporation shall be the transfer agent or clerk of the corporation, without the necessity of any formal action of the board, and the Secretary shall perform all of the duties thereof.

     35.  Closing of Transfer Books.  The Board of Directors shall have a power
          -------------------------
to close the stock transfer books of the corporation for a period of not less than ten (10) nor more than sixty (60) days preceding the date of any meeting of the shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not less than ten (10) nor more than sixty (60) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to a notice of, and to vote at, any such meeting or any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares; and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights as the case may be, notwithstanding any transfer of any shares on the books of the corporation after such date of closing of the transfer books, or such record date fixed as aforesaid; provided, further, however, the Board of Directors may, in its discretion, fix a new record date for an adjourned meeting.

     36.  Lost or Destroyed Certificates.  In case of the loss or destruction of
          ------------------------------
any certificate for shares of stock of the corporation, upon due proof of the registered owner thereof or his representatives, by affidavit of such loss or otherwise, the President and Secretary may issue a duplicate certificate (plainly marked "duplicate") in its place, upon the corporation being fully indemnified therefor. When authorizing such issue of a new certificate or certificates, the President may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                                    GENERAL
                                    -------

     37.  Fixing of Capital--Transfers of Surplus.  Except as may be
          ---------------------------------------
specifically otherwise provided in the Certificate of Incorporation, the Board of Directors is expressly empowered to exercise all authority conferred upon it or the corporation by any law or statute, and in conformity therewith, relative to:

          (a) The determination of what part of the consideration received for shares of the corporation shall be capital, capital surplus, and/or stated capital,

          (b)  Increasing or decreasing capital or stated capital,

          (c) Transferring surplus, earned surplus or capital surplus to capital or stated capital,

          (d) The consideration to be received by the corporation for its shares, and

          (e)  All similar or related matters.

     38.  Dividends.  Ordinary dividends upon the shares of the corporation,
          ---------
subject to the provisions of the Certificate of Incorporation, and of any applicable law, may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of its stock, and to the extent and in the manner provided by law, out of any available earned surplus or earnings or surplus or capital surplus of the corporation which is unreserved and unrestricted or as provided by law.

     Liquidating dividends or dividends representing a distribution of paid-in surplus or a return of capital shall be made only when and in the manner permitted by law.

     39.  Creation of Reserves.  Before the payment of any dividend, there may
          --------------------
be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their reasonable discretion, think proper as a reserve fund or funds, to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conclusive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

     40.  Checks.  All checks or instruments for the payment of money and all
          ------
notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     41.  Fiscal Year.  The fiscal year of the corporation shall be fixed by the
          -----------
Board of Directors.

     42.  Indemnification.  The corporation shall indemnify and hold harmless,
          ---------------
to the full extent permitted by law as the same exists or may be hereafter amended (but, in the case of any amendment, only to the extent that the amendment permits the corporation to provide broader indemnification rights than permitted by law prior to its amendment), any person (an "indemnitee") who is made, or threatened to be made, a party to or is otherwise involved in any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he or his testator or intestate is or was a director, officer, employee or agent of the corporation or serves or served, in any capacity, any other enterprise (including, without limitation, service with respect to an employee benefit plan) at the request of the corporation (whether the basis of such action, suit or proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity) against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided below with respect to actions, suits, or proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Paragraph 42 shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted by law. The rights to indemnification and to the advancement of expenses conferred by this Paragraph 42 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

     If a claim under this Paragraph 42 is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Paragraph 42 or otherwise, shall be on the corporation.

     The rights to indemnification and to the advancement of expenses conferred in this Paragraph 42 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the corporation's Certificate of Incorporation, Bylaws, agreement, vote of shareholders or directors or otherwise.

     The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of this Paragraph 42 with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

     43.  Amendment.  These Bylaws may be altered, amended or repealed or new
          ---------
Bylaws may be adopted by the shareholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation. If the power to adopt, alter, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the shareholders to adopt, amend or repeal Bylaws.

                              /s/ Thomas J. Jurek
                              Thomas J. Jurek
                              Secretary

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